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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: July 7, 2000

                         Complete Wellness Centers, Inc.
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             (Exact Name of Registrant as specified in its Charter)

      Delaware                    0-22115                      52-1910135
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 (State or other jurisdiction  (Commission File No.)         (IRS Employer
    or corporation)                                        Identification No.)

                       1964 Howell Branch Road, Suite 201
             Winter Park, FL                                  32792
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (407) 673-3073

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                    666 11th Street, NW, Washington, DC 20001
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          (Former name or former address, if changed since last report)

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Item 5.

   I. On June 27, 2000, the Board of Directors approved the addition of Russell M. Stokes to the board of directors, filling a vacancy on the board and thereby filling the seven authorized seats. Mr. Stokes is currently Executive Vice President of Executive Transitions International, located in Arlington, Virginia. The Company's Board is currently comprised of seven (7) members; John J. Pawlowski, Joseph J. Raymond, Jr., Sergio R.Vallejo, E. Eugene Sharer, Donald
            S. Radcliff, L. Mark Michel and Mr. Stokes.

   II. The board took several other actions which realigned management responsibilities. They are: 1) John J. Pawlowski, a current director, was elected Chairman of the Board of Directors replacing Joseph J Raymond, Jr. who remains as Chief Executive Officer; 2) Mr. Raymond was also elected to the positions of Chief Financial Officer and Treasurer, replacing Rebecca R. Irish who resigned to pursue other business interests; 3) E. Eugene Sharer, a current director, was elected Secretary, replacing Sergio R. Vallejo, who remains as President and Chief Operating Officer.

   III.     Mr. Stokes was also elected to the audit committee of the board.

Item 7.

Exhibit I.  Press Release

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2000.

                                    Complete Wellness Centers, Inc.

                                    By:  /s/ E. Eugene Sharer
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                                         E. Eugene Sharer, Secretary